Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Ruthigen, Inc., a Delaware corporation (the “Company”), does hereby certify that:

The Annual Report of the Company for the year ended March 31, 2015 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 9, 2015	/s/ Hojabr Alimi
Hojabr Alimi
Chief Executive Officer, Chief Science Officer and
Chairman of the Board of Directors
(Principal Executive Officer)

Dated: June 9, 2015	/s/ Sameer Harish
Sameer Harish
Chief Financial Officer
(Principal Financial Officer)